Exhibit 99.1

Gentherm Reports 2023 Third Quarter Results

Delivered Highest Quarterly Adjusted EBITDA in Ten Quarters

Secured $520M in New Automotive Business Awards, a Third Quarter Record

Updates 2023 Guidance

NORTHVILLE, Michigan, October 26, 2023 /Global Newswire/ -- Gentherm (NASDAQ:THRM), the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its financial results for the third quarter ending September 30, 2023.

Third Quarter Highlights

•
Product revenues of $366.2 million increased 10.0% from $333.0 million in the third quarter of 2022. Excluding the impact of foreign currency translation, product revenues increased 8.5% year over year
•
Automotive revenues increased 10.0% year over year; excluding the impact of foreign currency translation and contributions from the Alfmeier acquisition, increased 3.1% year over year
•
GAAP diluted earnings per share was $0.48 as compared with $0.29 for the prior year period
•
Adjusted diluted earnings per share (1) was $0.64. Adjusted diluted earnings per share in the prior year period was $0.70
•
Secured new automotive business awards totaling $520 million in the quarter
•
Repurchased $11.1 million of the Company’s common stock
(1)
We provide adjusted diluted earnings per share and other non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well reconciliations below to the most directly comparable GAAP financial measures.

Phil Eyler, the Company's President and CEO, said “I am pleased with the continued strong execution by the global Gentherm team, enabling us to deliver record quarterly Climate Control Seat and Steering Wheel Heaters revenues as well as the highest quarterly Adjusted EBITDA in ten quarters. In addition, we secured $520 million in new automotive business awards in the third quarter, including a breakthrough multi-function electronic control unit award from General Motors. We also recently won our first combined thermal and pneumatic massage comfort award with Li Auto, one of the rising EV manufacturers in China.

He concluded: “While the automotive production environment remains challenging including the UAW strike, our relentless focus on strong operational execution, innovation and cash flow generation along with our record performance on new business awards position us well to continue to drive shareholder value over the long term.”

2023 Third Quarter Financial Review

Product revenues for the third quarter of 2023 increased by $33.2 million, or 10.0%, as compared with the prior year period. Excluding the impact of foreign currency translation, product revenues increased 8.5% year over year.

Automotive revenues increased 10.0% year over year as a result of the contribution from Alfmeier, as well as record quarterly revenues in Climate Control Seat and Steering Wheel Heaters, partially offset by decreased revenue in Electronics, Battery Performance Solutions and Other Automotive product categories year-over-year. Adjusting for foreign currency translation and excluding the contribution from Alfmeier, organic Automotive revenues increased 3.1% year over year. According to S&P Global Mobility’s mid-October report, actual light vehicle production increased by 4.6% in the current year’s third quarter when compared with the third quarter of 2022 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue increased 9.7% year over year, primarily as a result of increased revenues from its Dacheng air warming blankets.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate decreased to 23.5% in the current year period, as compared with 24.1% in the prior year period. The decrease from the prior year period resulted from the acquired Alfmeier business having a lower gross margin rate relative to the Company’s organic Automotive business, non-automotive electronics inventory charge, material and wage inflation, and lower price recoveries from customers. These were partially offset by lower freight costs, increased productivity at the factories, and fixed cost leverage from higher unit volume.

Net research and development expenses of $23.2 million in the third quarter increased $0.5 million, or 2.1% over the prior year period, primarily as a result of the additional expenses from the Alfmeier business, partially offset by higher customer reimbursements for research and development expenses.

Selling, general and administrative expenses of $38.2 million in the third quarter increased $3.4 million, or 9.6%, versus the prior year period.The year-over-year increase was primarily driven by additional expenses from the acquired businesses and higher compensation expenses.

Acquisition and integration expenses of $1.6 million in the current year period were $9.7 million lower than the prior year period as a result of reduced expenses associated with the Alfmeier acquisition. Restructuring expenses were $1.1 million in the current year period.

As described more fully in the “Reconciliation of Net Income to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $47.7 million in the 2023 third quarter compared with $41.6 million in the prior year period, an increase of $6.1 million or 14.6%.

Income tax expense in the third quarter was $6.9 million, as compared with $5.8 million in the prior year period. The effective tax rate was 30.4% in the 2023 third quarter.

GAAP diluted earnings per share for the third quarter was $0.48 compared with earnings per share of $0.29 for the prior year period. Adjusted diluted earnings per share, excluding non-automotive electronics inventory charge, acquisition and integration expenses, restructuring expenses, and unrealized currency gain (see table herein), was $0.64. Adjusted diluted earnings per share in the prior year period was $0.70.

Guidance

The Company updates its full year 2023 guidance that was initially provided in its year-end 2022 earnings release on February 22, 2023:

	Revised Outlook for FY 2023		Prior Outlook
	Low	High	Low	High
Product revenues (1)(2)	$1.45B	$1.47B	$1.45B	$1.55B
Adjusted EBITDA Margin Rate (3)	11.5%	12.5%	11.5%	13.5%
Full-year Adjusted Effective Tax Rate (4)	28%	32%	28%	32%
Capital Expenditures	$40M	$50M	$60M	$70M
(1)
Based on the current forecast of customer orders, inflation and pricing recovery, and a EUR to USD exchange rate of $1.05/Euro
(2)
Assumes OEM plants impacted by the UAW strike as of October 25th will remain idled through the end of November
(3)
Starting with 2023 reporting, the Company excludes the impact of non-cash stock-based compensation from the Adjusted EBITDA results
(4)
Excluding the impact of non-cash goodwill impairment on earnings before income tax of $19.5 million reported in the second quarter of 2023, which includes the associated deferred tax effect, and income tax benefit of $2.4 million.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13741956.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on November 9, 2023. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13741956.

Investor Contact
Yijing Brentano
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta,

Mexico, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors on the cyclical Automotive industry;
•
the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels, in particular with respect to models for which we supply significant amounts of product;
•
our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions, investments and exits;
•
our implementation activities to execute our long-term strategy of Fit-for-Growth 2.0, including profitability improvement and cost reductions;
•
our ability to effectively manage new product launches and research and development;
•
increasing competition, including with non-traditional entrants;
•
the ongoing supply-constrained environment, including raw material and component shortages, manufacturing disruptions and delays, logistics challenges, inflationary and other cost pressures;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies by various jurisdictions, and foreign currency risk and foreign exchange exposure;
•
our business in China, which is subject to unique operational, competitive, regulatory and economic risks;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, including the potential impact of ongoing and future labor strikes among certain OEMs and suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;
•
our product quality and safety;
•
the evolution of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
the development of and market acceptance of our existing and future products;
•
our borrowing availability under our revolving credit facility, as well as our ability to access the capital markets, to support our planned growth;
•
our indebtedness and compliance with our debt covenants;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our efforts to optimize our global supply chain and manufacturing footprint;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;

•
our ability to convert new business awards into product revenues;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
risks associated with our manufacturing processes;
•
the extensive regulation of our patient temperature management business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with anti-corruption laws and regulations; and
•
legal and regulatory proceedings and claims involving us or one of our major customers.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Product revenues	$366,195	$332,962	$1,102,143	$861,334
Cost of sales	279,985	252,610	846,815	657,492
Gross margin	86,210	80,352	255,328	203,842
Operating expenses:
Net research and development expenses	23,150	22,666	72,991	62,425
Selling, general and administrative expenses	38,220	34,859	113,680	96,109
Impairment of goodwill	—	—	19,509	—
Restructuring expenses	1,099	6	3,412	561
Total operating expenses	62,469	57,531	209,592	159,095
Operating income	23,741	22,821	45,736	44,747
Interest (expense) income, net	(3,368)	714	(9,444)	(1,285)
Foreign currency gain (loss)	2,107	(8,285)	384	(1,516)
Other income	272	361	1,058	698
Earnings before income tax	22,752	15,611	37,734	42,644
Income tax expense	6,908	5,784	15,478	13,998
Net income	$15,844	$9,827	$22,256	$28,646
Basic earnings per share	$0.48	$0.30	$0.67	$0.87
Diluted earnings per share	$0.48	$0.29	$0.67	$0.86
Weighted average number of shares – basic	32,944	33,162	33,049	33,106
Weighted average number of shares – diluted	33,196	33,470	33,311	33,460

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Climate Control Seat	$124,905	$112,059	11.5%	$360,868	$311,281	15.9%
Seat Heaters	77,238	75,568	2.2%	231,132	210,367	9.9%
Steering Wheel Heaters	39,861	31,482	26.6%	115,166	89,169	29.2%
Lumbar and Massage Comfort Solutions (a)	33,260	22,740	46.3%	109,602	22,740	382.0%
Valve Systems (a)	27,830	18,542	50.1%	82,516	18,542	345.0%
Automotive Cables	19,668	18,338	7.3%	60,131	59,662	0.8%
Battery Performance Solutions	17,242	20,331	(15.2)%	57,138	55,395	3.1%
Electronics	10,163	12,083	(15.9)%	30,456	33,190	(8.2)%
Other Automotive	4,615	11,412	(59.6)%	21,998	29,224	(24.7)%
Subtotal Automotive segment	354,782	322,555	10.0%	1,069,007	829,570	28.9%
Medical segment (b)	11,413	10,407	9.7%	33,136	31,764	4.3%
Total Company	$366,195	$332,962	10.0%	$1,102,143	$861,334	28.0%

Foreign currency translation impact (c)	4,825	—		(4,962)	—
Total Company, excluding foreign currency translation impact	$361,370	$332,962	8.5%	$1,107,105	$861,334	28.5%

(a) Represents product revenues from Alfmeier (acquired on August 1, 2022).

(b) Includes product revenues of $1,988 and $4,939 for the three and nine months ended September 30, 2023, respectively, and $1,234 for the three and nine months ended September 30, 2022 from Dacheng (acquired on July 13, 2022).

(c) Foreign currency translation impacts for the Automotive segment and Medical segment were $4,654 and $171, respectively, for the three months ended September 30, 2023. Foreign currency translation impacts for the Automotive segment and Medical segment were $(4,843) and $119, respectively, for the nine months ended September 30, 2023.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$15,844	$9,827	$22,256	$28,646
Add back:
Depreciation and amortization	12,516	11,774	38,354	30,259
Income tax expense (a)	6,908	5,784	15,478	13,998
Interest expense (income), net (b)	3,368	(714)	9,444	1,285
Adjustments:
Impairment of goodwill	—	—	19,509	—
Non-cash stock-based compensation (c)	3,421	(1,568)	8,592	4,622
Acquisition and integration expenses	1,618	11,349	4,730	18,357
Restructuring expense	1,099	6	3,412	561
Non-automotive electronics inventory charge	3,426	—	5,489	—
Unrealized currency (gain) loss	(898)	5,308	4,227	(1,032)
Other	372	(157)	71	(483)
Adjusted EBITDA	$47,674	$41,609	$131,562	$96,213

Product revenues	$366,195	$332,962	$1,102,143	$861,334
Adjusted EBITDA Margin	13.0%	12.5%	11.9%	11.2%

(a) Includes $2,423 of deferred income tax benefit associated with the goodwill impairment of the Medical Reporting Unit for the nine months ended September 30, 2023.

(b) Includes $62 and $734 of interest income for the three months and nine months ended September 30, 2023, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(c) Includes operating expenses of $3,384 and $(1,933) for the three months ended September 30, 2023 and 2022, respectively. Includes operating expenses of $8,218 and $4,506 for the nine months ended September 30, 2023 and 2022, respectively.

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Adjusted EBITDA	$41,609	$96,213
Non-cash stock-based compensation	1,568	(4,622)
Adjusted EBITDA as reported in Q3 2022 (1)	$43,177	$91,591
Adjusted EBITDA Margin as reported in Q3 2022 (1)	13.0%	10.6%

(1) Includes the impact of non-cash stock-based compensation

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Adjusted EBITDA	$41,609	$96,213
Pro forma EBITDA impact of Alfmeier acquisition	603	2,425
Pro forma Adjusted EBITDA	$42,212	$98,638
Pro forma Adjusted EBITDA Margin	12.0%	9.8%

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Product revenues	$332,962	$861,334
Pro forma revenue impact of Alfmeier acquisition	19,915	143,640
Pro forma product revenues	$352,877	$1,004,974

	Adjusted EBITDA as reported (1)	Non-Cash Stock-based Compensation	Adjusted EBITDA (1)	Product Revenues	Adjusted EBITDA Margin (1)
Three months ended September 30, 2023	$-	$-	$47,674	$366,195	13.0%
Three months ended June 30, 2023	-	-	42,378	372,323	11.4%
Three months ended March 31, 2023	-	-	41,510	363,625	11.4%
Three months ended December 31, 2022	38,178	2,771	40,949	343,322	11.9%
Three months ended September 30, 2022	43,177	(1,568)	41,609	332,962	12.5%
Three months ended June 30, 2022	21,435	3,401	24,836	260,715	9.5%
Three months ended March 31, 2022	26,979	2,789	29,768	267,657	11.1%
Three months ended December 31, 2021	30,932	2,386	33,318	248,226	13.4%
Three months ended September 30, 2021	30,481	3,223	33,704	243,384	13.8%
Three months ended June 30, 2021	43,721	3,459	47,180	266,005	17.7%

(1) Beginning in 2023 the definition of Adjusted EBITDA and Adjusted EBITDA margin was updated to exclude the impact of stock-based compensation.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt, organic revenue, revenue (for the Company and by each reporting segment) excluding acquired businesses and foreign currency translation, revenue excluding foreign currency translation, adjusted operating expenses, pro forma product revenues, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA margin and adjusted effective tax rate, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock-based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. Note that in recent prior periods, the Company did not exclude non-cash stock-based compensation expenses in the definition of Adjusted EBITDA. Forward-looking references to Adjusted EBITDA and Adjusted EBITDA margin herein exclude the impact of stock-based compensation as newly defined. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines organic revenue as revenue, excluding revenue from acquired businesses. Note that in recent prior periods, the Company used organic revenue instead to be revenue excluding foreign currency translation (see below). The Company defines revenue excluding acquired businesses and foreign currency translation as revenue, excluding the revenue from acquired businesses and the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines revenue excluding foreign currency translation as revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines adjusted operating expenses as operating expenses excluding impairment of intangible assets and property and equipment, restructuring, related non-cash stock-based compensation, acquisition, integration and divestiture expenses. The Company defines pro forma product revenues as product revenues including the product revenues of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA as Adjusted EBITDA, as defined above, including the results of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA margin as pro forma Adjusted EBITDA, as defined above, divided by pro forma product revenues. The Company defines adjusted effective tax rate as income tax expense excluding the tax benefit from non-cash goodwill impairment divided by earnings before income tax excluding the impact of non-cash goodwill impairment.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated October 26, 2023.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the

Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$15,844	$9,827	$22,256	$28,646
Non-cash purchase accounting impact	1,613	2,842	5,793	6,426
Restructuring expenses	1,099	6	3,412	561
Unrealized currency (gain) loss	(898)	5,308	4,227	(1,032)
Acquisition and integration expenses	1,618	11,349	4,730	18,357
Non-automotive electronics inventory charge	3,426	—	5,489	—
Impairment of goodwill	—	—	19,509	—
Other	372	(157)	71	(483)
Tax effect of above	(1,693)	(5,822)	(8,635)	(7,020)
Adjusted net income	$21,381	$23,353	$56,852	$45,455

Weighted average shares outstanding:
Basic	32,944	33,162	33,049	33,106
Diluted	33,196	33,470	33,311	33,460

Earnings per share, as reported:
Basic	$0.48	$0.30	$0.67	$0.87
Diluted	$0.48	$0.29	$0.67	$0.86
Adjusted earnings per share:
Basic	$0.65	$0.70	$1.72	$1.37
Diluted	$0.64	$0.70	$1.71	$1.36

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$154,354	$153,891
Accounts receivable, net	263,765	247,131
Inventory:
Raw materials	122,919	136,217
Work in process	16,745	17,695
Finished goods	66,192	64,336
Inventory, net	205,856	218,248
Other current assets	76,651	64,597
Total current assets	700,626	683,867
Property and equipment, net	236,660	244,480
Goodwill	100,633	119,774
Other intangible assets, net	66,427	73,933
Operating lease right-of-use assets	27,442	29,945
Deferred income tax assets	73,177	69,840
Other non-current assets	20,632	17,461
Total assets	$1,225,597	$1,239,300
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$213,851	$182,225
Current lease liabilities	7,633	7,143
Current maturities of long-term debt	620	2,443
Other current liabilities	90,199	93,814
Total current liabilities	312,303	285,625
Long-term debt, less current maturities	207,302	232,653
Non-current lease liabilities	16,451	20,538
Pension benefit obligation	3,165	3,638
Other non-current liabilities	26,324	24,573
Total liabilities	$565,545	$567,027
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 32,795,093 and 33,202,082 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	97,715	122,658
Paid-in capital	5,379	5,447
Accumulated other comprehensive loss	(55,955)	(46,489)
Accumulated earnings	612,913	590,657
Total shareholders’ equity	660,052	672,273
Total liabilities and shareholders’ equity	$1,225,597	$1,239,300

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities:
Net income	$22,256	$28,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,531	30,470
Deferred income taxes	(3,017)	(1,207)
Stock based compensation	8,451	3,383
Loss on disposition of property and equipment	873	620
Provisions for inventory	6,597	4,293
Impairment of goodwill	19,509	—
Other	81	881
Changes in assets and liabilities:
Accounts receivable, net	(19,813)	(55,780)
Inventory	3,733	(53,223)
Other assets	(19,218)	(10,868)
Accounts payable	32,158	60,983
Other liabilities	(10,099)	4,759
Net cash provided by operating activities	80,042	12,957
Investing Activities:
Purchases of property and equipment	(26,526)	(25,737)
Proceeds from the sale of property and equipment	72	175
Acquisition of businesses, net of cash acquired	—	(224,097)
Proceeds from deferred purchase price of factored receivables	10,139	2,168
Cost of technology investments	(630)	(350)
Net cash used in investing activities	(16,945)	(247,841)
Financing Activities:
Repayments of debt	(27,166)	(11,559)
Proceeds from the exercise of Common Stock options	263	1,556
Taxes withheld and paid on employees' share-based payment awards	(2,754)	(5,415)
Cash paid for the repurchase of Common Stock	(31,094)	—
Net cash (used in) provided by financing activities	(60,751)	191,582
Foreign currency effect	(1,883)	(8,141)
Net cash increase (decrease) in cash and cash equivalents	463	(51,443)
Cash and cash equivalents at beginning of period	153,891	190,606
Cash and cash equivalents at end of period	$154,354	$139,163
Supplemental disclosure of cash flow information:
Cash paid for taxes	$18,893	$13,509
Cash paid for interest	9,737	3,334